UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 9, 2008

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 7.01.	Regulation FD Disclosure.

The material attached hereto as Exhibit 99, which is incorporated in this Item 7.01 by reference thereto, is furnished pursuant to Regulation FD.

ITEM 8.01.	Other Events.

On May 9, 2008, Consolidated Edison Company of New York, Inc. (Con Edison of New York) filed a proposal with the New York State Public Service Commission (PSC) for a three-year electric rate plan with level annual rate increases of $556.7 million effective April 2009, 2010 and 2011. The filing reflects a return on common equity of 10.0 percent and a common equity ratio of 48.0 percent.

The filing reflects efforts by Con Edison of New York to mitigate the impact on its customers of rate increases, including its proposed targeted energy efficiency programs and its proposal to begin to accrue revenues in the month electric service is provided instead of when it bills customers for the service.

The filing also includes an alternative proposal for an electric rate increase of $654 million, effective April 2009, to recover increased property taxes ($200 million); additional operating costs and new and or expanded operating programs ($165 million); carrying charges on additional infrastructure investments ($230 million); and an increased return on equity as compared to the return on equity reflected in current electric rates ($115 million).

The company is requesting that expenses for pension and other post-retirement benefits, property taxes, municipal infrastructure support and environmental site investigation and remediation be reconciled to amounts reflected in rates and that increases, if any, in certain expenses above a 4 percent annual inflation rate be deferred as a regulatory asset if its annual return on common equity is less than the authorized return. The filing also reflects continuation of the revenue decoupling mechanism that eliminates the direct relationship between the company’s level of delivery revenues and profits and the provisions pursuant to which the company recovers its purchased power and fuel costs from customers.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99	Information Sheet For Electric Rate Filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

	By	/s/ Edward J. Rasmussen
Edward J. Rasmussen
Vice President and Controller
Date: May 9, 2008

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